Exhibit 5.1

November 10, 2025

James River Group Holdings, Inc.

1414 Raleigh Road, Suite 405

Chapel Hill, North Carolina 27517

Post-Effective Amendment to Registration Statements on Form S-8

of James River Group Holdings, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to James River Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of Post-Effective Amendment No. 1 (the “Amendment”) to the following Registration Statements on Form S-8: (i) Registration No. 333-200995, (ii)  Registration No. 333-217743, (iii) Registration No. 333-231200, (iv) Registration No. 333-268114, (v) Registration No. 333-283157, (vi) Registration No. 333-283159, (vii) Registration Statement No. 333-291251 and (viii) Registration Statement No. 333-291252 (collectively, the “Registration Statements”), relating to 7,632,650 of the Company’s common stock, par value $0.0002 per share (the “Shares”), which may be issued from time to time pursuant to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan, as amended, and the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, as amended (collectively, the “Plans”). The Registration Statements were initially filed with the Commission by James River Group Holdings, Ltd., formerly an exempted company incorporated in Bermuda that, effective as of November 7, 2025, discontinued its existence under Bermuda law and continued its existence pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) as the Company (the “Domestication”).

Concurrently with the Domestication, the Company amended the Plans to expressly adopt them as its own and to reflect the completion of the Domestication. The Company is filing the Amendment to expressly adopt the Registration Statements, as amended, as its own for all purposes of the Act and the Securities Exchange Act of 1934 and to reflect the completion of the Domestication.

In arriving at the opinion expressed below, we have (a) examined and relied on the original, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and its subsidiaries and such certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons as we have deemed appropriate for the purposes of such opinion, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons delivered to us and (c) made such investigations of law as we have deemed appropriate as a basis for such opinion.

In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies and (iv) the legal capacity of all natural persons executing documents.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that, when (i) the Amendment has become effective under the Act, (ii) the terms of the sale of the Shares have been duly established in conformity with the Company’s certificate of incorporation and the Plans so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Shares have been duly issued and paid for in accordance with the Plans, the Shares will be validly issued, fully paid and non-assessable under the DGCL.

We hereby consent to the filing of this opinion letter as an exhibit to the Amendment. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the DGCL.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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